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Exhibit 23(h)(8)
                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

         This Amendment (the "Amendment") is made as of November 13, 2001, between THE TUSCARORA INVESTMENT TRUST a Massachusetts business trust (the "Trust"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. (the "Administrator"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219. The parties hereby amend the Administration Agreement (the "Agreement") between the Trust and the Administrator, dated as of August 23, 1999, as set forth below.

         WHEREAS, the Administrator, in its capacity as administrator for the Trust, may collect, retain or have access to "nonpublic personal information" relating to "consumers" and "customers" of the Trust, as those terms are defined under Public Law 106-102, titled the Gramm-Leach-Bliley Act and Securities and Exchange Commission Regulation S-P promulgated thereunder ("Regulation S-P"), to perform services for, or functions on behalf of the Trust; and

         WHEREAS, the Administrator and the Trust desire to protect the confidentiality and security of nonpublic personal information relating to consumers and customers of the Trust.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

         1. CONFIDENTIALITY OF INFORMATION. Nonpublic personal information relating to consumers and customers of the Trust provided by or at the direction of the Trust to the Administrator, or collected or retained by the Administrator in the course of performing its duties as administrator will be kept confidential. The Administrator will not use, disclose, sell or in any way transfer such nonpublic personal information to any person or entity, except as necessary to perform its obligations under the Agreement, at the direction of the Trust or otherwise as required or permitted by law.

         2. PROCEDURAL SAFEGUARDS. The Administrator will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Trust. The Administrator will adhere to the privacy policy and procedures of the Trust and its respective policies and procedures governing information security. The Trust reserves the right to audit the Administrator to ensure compliance with such policies and procedures and applicable privacy laws.

         3. REPORTING REQUIREMENTS. At the request of the Trust, the Administrator will provide the Board of Trustees of the Trust with periodic reports outlining its policies and procedures governing information security and the implementation of such policies and procedures. The Administrator will promptly report to the Trust any material changes to these policies and procedures before, or promptly after, the adoption of such changes.

         4. TRUST PRIVACY POLICY. The Trust represents to the Administrator that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Administrator with a copy of that statement annually.

         5. GOVERNING LAW; CONFLICTS. This Amendment will be governed by, and its provisions will be construed in accordance with the laws of the State of Ohio. In the event that any provision of this
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Amendment conflicts or is inconsistent with any provision of the Agreement, this
Amendment will control with respect to matters related to compliance with Regulation S-P.

         6. EFFECTIVE DATE. The effective date of this amendment will be November 13, 2001.

         7. MISCELLANEOUS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Except as specifically set forth herein, all other provisions of the Agreement will remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.

                                            By:      /s/ GEORGE W. BRUMLEY III
                                                     ---------------------------

                                            Title:   President
                                                     ---------------------------

                                            BISYS FUND SERVICES OHIO, INC.

                                            By:      /s/ WILLIAM J. TOMKO
                                                     ---------------------------

                                            Title:   President
                                                     ---------------------------